Exhibits 99.C1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of PowerShares QQQ Trust, Series 1, of our report dated December 23, 2014 relating to the financial statements of PowerShares QQQ Trust, Series 1, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois
January 27, 2015